1 Wells/Village – 2022 Term Note 4863-4805-9689, v. 3 2022 TERM NOTE Wells Fargo Bank, National Association $10,000,000 As of September 1, 2022 Roseland, New Jersey This 2022 Term Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of January 28 2022, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated of even date herewith (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) by and between among VILLAGE SUPER MARKET, INC., a corporation organized under the laws of the State of New Jersey (“Village”), VILLAGE SUPER MARKET OF NJ, L.P., a limited partnership organized under the laws of the State of New Jersey (“Village NJ”), VILLAGE SUPERMARKET OF MARYLAND LLC, a limited liability company organized under the laws of the State of Maryland (“Village MD”), VILLAGE SUPER MARKET OF PA, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania (“Village PA”), VSM NEW MARKETS, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM New Markets”), VSM GOURMET, LLC, a limited liability company organized under the laws of the State of New York (“VSM Gourmet”), VSM NY HOLDINGS LLC, a limited liability company organized under the laws of the State of New York (“VSM Fairway”), GREATER MORRISTOWN RESTAURANT, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM Morristown”), HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY, a limited liability company organized under the laws of the State of New Jersey (“Hanover”), DELILAH PROPERTIES LLC, a limited liability company organized under the laws of the State of New Jersey (“Delilah”), FIRE BRANDS INNOVATION LLC, a limited liability company organized under the laws of the State of New Jersey (“Fire Brands”), VSM NY DISTRIBUTION LLC, a limited liability company organized under the laws of the State of New York (“VSM Distribution”) and VILLAGE GALLOWAY SHOPPING CENTER LLC, a limited liability company organized under the laws of the State of New Jersey (“Galloway” and collectively with Village, Village NJ, Village MD, Village PA, VSM New Markets, VSM Gourmet, VSM Fairway, VSM Morristown, Hanover, Delilah, Fire Brands, VSM Distribution, the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement. FOR VALUE RECEIVED, Borrower hereby promise to pay to the order of the Bank, at the office of the Bank located at 190 River Road, 1st Floor, Summit, New Jersey 07901 or at such other place as the Bank may from time to time designate to Borrower in writing: (i) the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000) in eighty four (84) equal consecutive monthly principal installments based on a seven (7) year amortization schedule as more fully set forth on Schedule 1 attached hereto, the first eighty three (83) of which shall be in the amount of $119,047.62 plus accrued interest commencing on the first Business Day of October, 2022, and continuing on the first Business Day of each month thereafter, with an eighty fourth (84th) and final payment of any unpaid balance of principal and interest payable on the first Business Day of September, 2029, and subject to mandatory prepayment and acceleration upon the occurrence of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; (i) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable 2022 Term Loan Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate in accordance with the Credit Agreement; and (iif) notwithstanding anything to the contrary herein, in the Credit Agreement and/or in any other Loan Document, all outstanding principal and interest hereunder which is due and payable in full if the Revolving Line of Credit is not extended beyond the applicable Termination Date. This Note is a “2022 Term Note” referred to in the Credit Agreement, and is entitled to the benefits of the Credit Agreement and the other Loan Documents and is subject to all of the agreements, terms and conditions therein contained. This Note is subject to mandatory prepayment, and may be voluntarily prepaid, in whole or in part, in each case pursuant to the terms and conditions set forth in the Credit Agreement. If an Event of Default under Subsection 6.1(f) or 6.1(h) of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement or any of the other Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. Bank may at any time pledge or assign all or any portion of its rights under the Credit Agreement or the other Loan Documents (including any portion of this Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under the Credit Agreement or any of the other Loan Documents. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, if any, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note whether or not suit is brought, and the prosecution or defense of any action in any way 2 Wells/Village — 2022 Term Note 4863-4805-9689, v. 3 ells/Vi lage – 22 er ote 3-4805-9689, . on e rence f ent f efault der e redit gree ent r rlier ination f e redit gree ent rsuant e s reof; i) rest e cipal ount f is ote e e t t ding til ch cipal ount id l t e pli able 22 er an ate r ance ith e isi ns f e redit gr ement. I ent, ever, all rest eed e axi u rest t r i ted . pon d t r e urrence f ent f efault, d ri g e ti uation reof, rest all able t e efault ate r ance ith e redit gr ement; d i) t it st ding t ing e ntrary rein, e redit gree ent d/or y t er an ocument, l t t ing ri cipal d rest nder hich e d able l e evolving i e f redit t t ded nd e pli able er ination ate. his ote 2 er ote” r d e redit gr ement, d titl d e nefits f e redit gree ent d e t er an ocuments d bject l f e r ents, s d nditi ns rein ntained. his ote bject andatory ent, d ay e luntarily paid, hole r art, ch se rs ant e s d diti ns t rt e redit gr ement. I vent f efault der bsection . (f) r . (h) f e redit gree ent all cur, n is ote all i ediately e e d able, it out tice, ether ith able eys’ s e ll ti n r of l ed e ds f y tain r f rce ent reof. I y t er ent f efault all cur der e redit gree ent r y f e t er an ocuments, hich t red ithin y pli able ce ri d, n is ote ay, s i ed e redit gr ement, e clared e ediately e d able, it out tice, et er ith able eys’ s, e ll ti n r of l ed e ds f y tain r f rce ent reof. ank ay t y e ge r i n l r y rti n f ts der e redit gree ent r e t er an ocuments in i g y rti n f is ote) y f e elve ) deral eserve anks nized der ecti n f e deral eserve ct, . .C. ecti n 1. o ch ge r ent r ent r of all se ank li ati ns der e redit gree ent r y f e t er an ocuments. pon e le, sfer, othecation, ent r t er brance, hether luntary, n l ntary r erati n f , f l r y rest y al erty uring is ote, y, r on e rrence f y ent f efault, e l er f is ote, t e lder's tion, ay clare l s f cipal d rest t t ding nder e ediately e d able it out t ent, and, tice f perf r ance, ti e f r test, test r tice f i onor, l f hich re re sly aived o rower, d e li ation, y, f e l er t d y rt er dit nder all ediately ase d inate. orr er all y e l er ediately on and e l ount f l ents, ances, arges, sts d enses, i g able eys' s e tsi e unsel es), ended r rred e l er nection ith e ent f e lder's ts d/or e ll cti n f y ounts hich e e e l er der is ote hether r t it ught, d e s cution r f nse f y ti n y ay related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several. The effective date of this Note shall be the date that Bank has accepted this Note and all conditions to the effectiveness of the Credit Agreement have been fulfilled to Bank's satisfaction. Notwithstanding the occurrence of the effective date of this Note, Bank shall not be obligated to extend credit under this Note until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction. This Note shall be construed and enforced in accordance with the laws of the State of New Jersey. Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement. [SIGNATURE PAGE TO FOLLOW] Wells/Village — 2022 Term Note 4863-4805-9689, v. 3 3 ells/Vi lage – 22 er ote 3-4805-9689, . t d is ote, i g it out i itati n, y ti n r cl rat ry lief, hether rred t e l r pe late el, it ti n eeding r r ise, d n i g y f e oing rred nection ith y kruptcy eding in i g it out i itati n, y ersary ceeding, tested a ter r otion ght ank r y t er rson) t g orr er r y t er r n r tity. ould ore n e rs n r tit n is ote s o rower, e li ati ns f ch ch orr er all e int d eral. he cti e te f is ote all e e ate at ank s epted is ote d l diti ns e t e s f e redit gree ent ve en lfill d ank's t ction. ot ithstanding e u rence f e cti e ate f is ote, ank all t e li ated t d dit der is ote til l diti ns ch t sion f dit t rth e redit gree ent e en lfil d ank's t ction. his ote all e str ed d f rced r ance ith e s f e t te f e rsey. orr er re sly aives y t ent, and, r test, ti e f r test, r ti e f y i d cept s re sly i ed e redit gr ement. SIGN RE E OW]

[SIGNATURE PAGE TO 2022 TERM NOTE] ATTEST: VILLAGE SUPER MARKET, INC. By: Namey/ JOHN VAN ORDEN Title: Chief Financial Officer VILLAGE SUPER MARKET OF NJ, L.P. WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its General Partner By: nl Cin VAN ORDEN Title: Chief Financial Officer VILLAGE SUPERMARKET OF MARYLAND LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: il DN LA I~ Name: Darke J. Name JOHN VAN ORDEN Title: Generel isi] Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/Village ~ 2022 Term Note 4863-4805-9689, v. 3

[SIGNATURE PAGE TO 2022 TERM NOTE] VILLAGE SUPER MARKET OF PA, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: JOHN VAN ORDEN Title: Chief Financial Officer VSM NEW MARKETS, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: { LON) h) Pal Name:lJOHN VAN ORDEN Title: Chief Financial Officer VSM GOURMET, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: JOHN VAN ORDEN Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/ Village — 2022 Term Note 4863-4805-9689.v 3

[SIGNATURE PAGE TO 2022 TERM NOTE] VSM NY HOLDINGS LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: Title: Chief Financial Officer GREATER MORRISTOWN RESTAURANT, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By Lo, So LA Name: {JOHN VAN ORDEN Title: Chief Financial Officer HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Manager By: Name:/JOHN VAN ORDEN Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/Village — 2022 Term Note 4863-4805-9689, v. 3

[SIGNATURE PAGE TO 2022 TERM NOTE] DELILAH PROPERTIES LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: 1OHN VAN ORDEN Title: Chief Financial Officer FIRE BRANDS INNOVATION LLC By: Name: JOHN VAN ORDEN Title: Manager VSM NY DISTRIBUTION LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name Title: OHN VAN ORDEN Chief Financial Officer WITNESS: VILLAGE GALLOWAY SHOPPING CENTER LLC By: Village Super Market, Inc., a New Jersey corporation, its sole member By: 00 Namej JOHN VAN ORDEN Title: Chief Financial Officer Wells/ Village — 2022 Term Note 4863-4805-9689, v. 3

SCHEDULE 1

(Term Note Amortization Schedule)

SCHEDULE 1 TO PROMISSORY NOTE

The Note will be paid in the principal amounts plus accrued interest on the dates as shown below:

Payment Due Date	Principal Payment Due
Oct 03, 2022	119,047.62
Nov 01, 2022	119,047.62
Dec 01, 2022	119,047.62
Jan 03, 2023	119,047.62
Feb 01, 2023	119,047.62
Mar 01, 2023	119,047.62
Apr 03, 2023	119,047.62
May 01, 2023	119,047.62
Jun 01, 2023	119,047.62
Jul 03, 2023	119,047.62
Aug 01, 2023	119,047.62
Sep 01, 2023	119,047.62
Oct 02, 2023	119,047.62
Nov 01, 2023	119,047.62
Dec 01, 2023	119,047.62
Jan 02, 2024	119,047.62
Feb 01, 2024	119,047.62
Mar 01, 2024	119,047.62
Apr 01, 2024	119,047.62
May 01, 2024	119,047.62
Jun 03, 2024	119,047.62
Jul 01, 2024	119,047.62
Aug 01, 2024	119,047.62
Sep 03, 2024	119,047.62
Oct 01, 2024	119,047.62
Nov 01, 2024	119,047.62
Dec 02, 2024	119,047.62
Jan 02, 2025	119,047.62
Feb 03, 2025	119,047.62
Mar 03, 2025	119,047.62
Apr 01, 2025	119,047.62
May 01, 2025	119,047.62
Jun 02, 2025	119,047.62

8

Wells/Village – 2022 Term Note
4863-4805-9689, v. 3

Jul 01, 2025	119,047.62
Aug 01, 2025	119,047.62
Sep 02, 2025	119,047.62
Oct 01, 2025	119,047.62
Nov 03, 2025	119,047.62
Dec 01, 2025	119,047.62
Jan 02, 2026	119,047.62
Feb 02, 2026	119,047.62
Mar 02, 2026	119,047.62
Apr 01, 2026	119,047.62
May 01, 2026	119,047.62
Jun 01, 2026	119,047.62
Jul 01, 2026	119,047.62
Aug 03, 2026	119,047.62
Sep 01, 2026	119,047.62
Oct 01, 2026	119,047.62
Nov 02, 2026	119,047.62
Dec 01, 2026	119,047.62
Jan 04, 2027	119,047.62
Feb 01, 2027	119,047.62
Mar 01, 2027	119,047.62
Apr 01, 2027	119,047.62
May 03, 2027	119,047.62
Jun 01, 2027	119,047.62
Jul 01, 2027	119,047.62
Aug 02, 2027	119,047.62
Sep 01, 2027	119,047.62
Oct 01, 2027	119,047.62
Nov 01, 2027	119,047.62
Dec 01, 2027	119,047.62
Jan 03, 2028	119,047.62
Feb 01, 2028	119,047.62
Mar 01, 2028	119,047.62
Apr 03, 2028	119,047.62
May 01, 2028	119,047.62
Jun 01, 2028	119,047.62
Jul 03, 2028	119,047.62
Aug 01, 2028	119,047.62
Sep 01, 2028	119,047.62
Oct 02, 2028	119,047.62
Nov 01, 2028	119,047.62
Dec 01, 2028	119,047.62

9

Wells/Village – 2022 Term Note
4863-4805-9689, v. 3

Jan 02, 2029 Feb 01, 2029 Mar 01, 2029 Apr 02, 2029 May 01, 2029 Jun 01, 2029 Jul 02, 2029 Aug 01, 2029 Sep 04, 2029 Wells/Village — 2022 Term Note 4863-4805-9689, v. 3 10 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 Remaining Balance ells/Vi lage – 22 er ote 3-4805-9689, . n 2, 29 , 47.62 b 1, 29 , 47.62 ar 1, 29 , 47.62 pr 2, 29 , 47.62 ay 1, 29 , 47.62 n 1, 29 , 47.62 l 2, 29 , 47.62 ug 1, 29 , 47.62 ep 4, 29 e aining l